EXHIBIT 99.1

GEE Group Inc. Pre-Releases Selected Estimated Preliminary Fourth Quarter 2017 Financial Information; Expects to Report Final Quarterly Financial and Full Fiscal Year End Results in December 2017

Naperville, IL, October 10, 2017 /Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today pre-released selected estimated preliminary unaudited financial information for its fourth quarter ended September 30, 2017. The Company also provided other information including an update regarding its outlook for the next fiscal year. Additionally, GEE Group expects to report its final fourth quarter and full fiscal year end results in the latter part of December 2017.

Selected Estimated Preliminary Unaudited Financial Information for the Fourth Quarter Ended September 30, 2017

The Company estimates that its GAAP net revenue for the three months ended September 30, 2017 is anticipated to be in the range of approximately $45.5 million to approximately $46.5 million. This would represent an estimated increase of approximately $23.7 million to approximately $24.7 million or approximately 109% to 113% from the approximately $21.8 million of net revenue recorded for the same quarterly period in 2016. The Company anticipates estimated GAAP gross profit to be in the range of approximately $16.8 million to approximately $17.2 million for its 2017 fourth quarter. Compared to the 2016 prior year fourth quarter of approximately $6 million, this would represent an increase of approximately $10.8 million to approximately $11.2 million or approximately 180% to approximately 187%. Overall GAAP gross margin (including estimated GAAP direct hire revenue) for the 2017 fourth quarter is expected to be in the range of approximately 36.8% to approximately 37% compared to approximately 27.7% for the comparable 2016 prior year fourth quarter. In addition, the Company anticipates that the actual 2017 fourth quarter financial results should reflect a considerable reduction in GAAP selling, general and administrative expenses (SG&A) estimated to be approximately $750,000 lower than that reported in the most recent third quarter ended June 30, 2017. The aforementioned selected estimated preliminary 2017 unaudited fourth quarter financial information includes estimated financial results from SNI Companies which was acquired on April 3, 2017.

GEE Group also recently successfully amended its “Revolving Credit, Term Loan and Security Agreement” on October 2, 2017 with PNC Bank and MGG Investment Group which provided the Company with additional financial flexibility and other terms to be finalized in the near term, which will be tailored to meet GEE Group’s current and future needs.

The Company has not finalized its financial statement reporting process for the fourth quarter of 2017. As a result, the selected estimated unaudited financial information in this press release is preliminary and based upon the information available to the Company to date. During the course of the Company’s regulatory and financial statement preparation and reporting, closing, and independent audit process, items may be identified that would require the Company to make adjustments to the estimated selected preliminary unaudited financial information, which may be significant, and as a result, the selected estimated preliminary unaudited financial information included in this press release could change materially. The selected estimated unaudited preliminary financial information is forward-looking information and subject to risks and uncertainties. See discussion Forward-Looking Statements included in this press release.

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The aforementioned Selected Estimated Preliminary Fourth Quarter 2017 Unaudited Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed and to be filed with the SEC on Form 10Q for the respective financial periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2014, 2015, 2016 and to be filed for the fiscal year ended in 2017. Financial information provided in this press release consists of estimates, and certain assumptions that are considered forward looking statements and that are predictive or hypothetical in nature and depend on future events. The estimates and assumptions and related projected, estimated or pro forma financial results may not be realized nor are they guarantees of future performance. Thus, the selected estimated preliminary financial information presented herein could materially change.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with GEE Group’s anticipated financial performance in the fourth quarter of 2017 based upon the estimated preliminary unaudited financial information we have to date, particularly in light of the impact that Hurricanes Harvey and Irma had on our clients and business operations in our Houston office, nine Florida offices and Atlanta office. Our expectation is that the final 2017 fourth quarter financial results will reflect solid GAAP net revenue and GAAP gross profit as well as a sizeable reduction in GAAP SG&A that should result in a significant improvement in non-GAAP adjusted EBITDA over the 2017 third quarter amount of non-GAAP adjusted EBITDA.”

Mr. Dewan added, “Our dedicated employees have performed admirably this quarter and continue to do so, contributing to our anticipated current and future stellar financial results. As evident in our recent “POWER OF ONE” sales contest, all divisions were able to “ramp up” and make a meaningful contribution to GEE’s top and bottom lines. Also, our enhanced customer service delivery capabilities both geographically and through the expanded breadth and depth of our service offerings has given us a competitive edge in the marketplace. As we further streamline and improve our field operations, we expect to achieve economies of scale and realize additional gains including lower GAAP selling, general and administrative (SG&A) costs and a decline in GAAP SG&A as a percentage of GAAP net revenue which we anticipate will significantly improve the bottom line. The assimilation of SNI Companies into GEE Group is proceeding nicely, due to exemplary leadership from both the SNI management group who joined GEE, as well as the Company’s existing senior leadership team and managers from all of our divisions and operating brands. The macroeconomic environment and changing workforce in the “gig economy” continues to fuel strong demand for our services. Our outlook for the 2018 fiscal year is bright and we are optimistic about GEE’s future prospects. The Company is well positioned and expects to continue to capitalize on its organic and acquisition growth strategies while delivering outstanding customer service, rewarding career paths for our employees and delivering optimal financial performance for our stakeholders.”

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Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company may disclose certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration, acquisition, integration and restructuring costs and loss on extinguishment of debt. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. Any non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP, including estimated amounts of these GAAP financial measures, represented on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC.

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

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Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements and schedules regarding preliminary estimated unaudited financial results for the fourth quarter of fiscal 2017, with respect to expectations for estimated GAAP net revenue, estimated GAAP gross profit, estimated GAAP gross margin and estimated GAAP selling, general and administrative expenses (SG&A). These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. GEE Group’s expectations about its quarterly results are based on preliminary estimated unaudited financial information about the fourth quarter of fiscal 2017 and are subject to revision. Although the quarter is now completed, GEE Group is still in the early stages of its standard financial reporting closing procedures. Accordingly, as GEE Group completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause GEE Group’s actual results for the fourth quarter of fiscal 2017 to differ materially from those contemplated by these forward-looking statements include, but are not limited to, inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; liquidity issues; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of GEE Group’s critical accounting policies. Statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks,", “should”, “would”, “approximates” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to meet its financial obligations, repay indebtedness or comply with lender covenants ; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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